UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008
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ALPHATEC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5818 El Camino Real
Carlsbad, CA 92008
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On October 24, 2008, the Board of Directors of Alphatec Holdings, Inc. (the “Company”) voted to increase the size of the Board of Directors to ten members and elected Siri S. Marshall, Esq., as a director to fill the newly-created vacancy. Ms. Marshall will serve until the 2009 Annual Meeting of Stockholders or until her successor is duly appointed and qualified.

Ms. Marshall has not yet been appointed to any committees of the Board of Directors. There have been no transactions between Ms. Marshall and the Company in which Ms. Marshall has a direct or indirect material interest that the Company is required to report. As an independent director Ms. Marshall shall be eligible to take part in the independent director compensation program that the Company established on April 25, 2007 for its independent directors. A copy of this compensation program is contained in the Company’s Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on July 2, 2008.

The Company’s press release dated October 29, 2008 announcing the election of Siri S. Marshall, Esq. to the Company’s Board of Directors as described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 99.1	Press release dated October 29, 2008 reporting the election of Siri S. Marshall, Esq. to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
Dated: October 30, 2008

/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Vice President